Exhibit 10.4

Loan No. 0426195000

THIRD AMENDMENT TO
REVOLVING LINE OF CREDIT LOAN AGREEMENT

This Third Amendment to Revolving Line of Credit Loan Agreement (this “Amendment”) is entered into by and between American AgCredit, FLCA (“Lender”) and Maui Land & Pineapple Company, Inc., a Hawaii corporation (“Borrower”) to be effective as of December 31, 2008 (the “Effective Date”).

RECITALS

A.  Borrower and Lender are parties to a Revolving Line of Credit Loan Agreement dated September 1, 2005 and amended by a First Amendment dated as of December 4, 2006 and a Second Amendment dated as of September 30, 2008 (as it may be further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).  (Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Credit Agreement.)

B.  Borrower has requested that Lender agree to modify certain terms of the Credit Agreement.  Lender is willing to do so on the terms and conditions set forth in this Amendment.

Accordingly the parties agree as follows:

1.                                       Conditions Precedent.  The modification provided for herein is hereby granted provided that the following conditions precedent are satisfied by a date acceptable to Lender in its sole discretion:

1.1                                 Lender shall have received one or more counterparts of this Amendment duly executed and delivered by Borrower and each Guarantor.

1.2                                 All of the representations and warranties contained in the Credit Agreement shall continue to be true and correct and remain in full force and effect as of the date of this Amendment.

1.3                                 Borrower shall have paid to Lender a fee (the “Amendment Fee”) in the amount of $37,500.  The Amendment Fee shall be considered fully earned and non-refundable upon its receipt by Lender and no portion thereof shall be refundable to Borrower under any circumstances.

2.                                       Amendments.  Provided that the conditions specified in Section 1 of this Amendment have been satisfied, the Credit Agreement shall be modified and amended as follows:

2.1                                 Accelerated Delivery of Financial Statements and Compliance Certificate.  For the Fiscal Quarter ending March 31, 2009, Borrower shall deliver to Lender the financial statements and the compliance certificate required by Section 11(g)(2) no later than April 30, 2009.  For each subsequent Fiscal Quarter, Borrower shall deliver such financial statements and compliance certificate to Lender by the date otherwise set forth in Section 11(g)(2).

2.2                                 Minimum Net Worth Covenant not to Apply as of December 31, 2008.  The Minimum Net Worth covenant set forth in Section 12(i)(1) shall not apply for the Fiscal Quarter ending December 31, 2008.  This covenant shall apply on the Fiscal Quarter ending on March 31, 2009 and each Fiscal Quarter thereafter in the amounts set forth in the Credit Agreement.

2.3                                 Funded Debt to Capitalization covenant not to Apply as of December 31, 2008; Amendment and Restatement of Covenant.  The Funded Debt to Capitalization covenant set forth in Section 12(i)(2) is shall not apply as of December 31, 2008.  This section is hereby amended and restated to read as follows:

(1)           Funded Debt to Capitalization.  Borrower shall not permit its Consolidated Fund Debt to exceed fifty-five percent (55%) of its Consolidated Total Capitalization as of the end of any Fiscal Quarter.

2.4                                 Interest Coverage Ratio Covenant not to Apply as of December 31, 2008; Amendment and Restatement of Covenant.  The Interest Coverage Ratio covenant set forth in Section 12(i)(3) shall not apply for the Fiscal Year ending December 31, 2008.  This covenant shall apply for the Fiscal Year ending on December 31, 2009 and each Fiscal Year thereafter in the amounts set forth in the Credit Agreement.

2.5                                 Mandatory Prepayment or Posting of Additional Collateral.  Borrower acknowledges that Lender is obtaining an appraisal of the real property securing the Obligations.  If the principal amount of the Obligations exceeds fifty percent (50%) of the value of such property as set forth in the appraisal, then Borrower shall immediately make a principal payment to Lender in such amount as would reduce the principal balance of the obligations to 50% of such appraised value (such 50% figure being the “New Credit Limit”).  Thereafter, the maximum amount that may be borrowed by Borrower under the revolving line of credit shall not exceed the New Credit Limit.  Borrower may, if it so chooses, propose to Lender that Borrower provide Lender with additional collateral in lieu of making the mandatory prepayment and request that Lender consent to no reduction in the maximum amount that may be borrowed.  Any proposed additional collateral shall be acceptable to Lender in Lender’s sole and absolute discretion.

2.6                                 Extension of Maturity Date Requires Consent of Lender.  Section 3.4 of the Second Amendment to the Credit Agreement provides for an extension of the Maturity Date from June 1, 2011 to June 1, 2026 so long as no Default or Event of Default exists on June 1, 2011.  Notwithstanding the Second Amendment, the extension of the Maturity Date shall not occur unless Lender notifies Borrower in writing before June 1, 2011 that Lender has consented to such extension.  Lender may consent to or deny such extension in Lender’s sole and absolute discretion.

2.7                                 Amended Definition of Applicable Spread.  The definition of “Applicable Spread” in the Credit Agreement is hereby amended and restated to read as follows:

“Applicable Spread” shall mean, (i) with respect to that portion of the Loan bearing interest at the Base Rate, one hundred eighty-five (185) basis points, and (ii) with respect to any Fixed Rate Tranche, three hundred fifty (350) basis points; provided that the Applicable Spread may be adjusted pursuant to Section 4(d)(3).

2.8                                 Amended Section 4(d)(3).  Section 4(d)(3) of the Credit Agreement, entitled “Adjustment in Applicable Spread,” is hereby amended and restated to read as follows:

(3)           Adjustment in Applicable Spread. Commencing with the receipt of the quarterly financial statements of Borrower for the period ended June 30, 2009, the Applicable Spread shall be adjusted in accordance with the performance pricing grid below based on Borrower’s Consolidated Funded Debt to Consolidated Net Worth Ratio:

		Applicable Spread
Tier	Consolidated Funded Debt to Consolidated Net Worth Ratio Level	LIBOR FIXED RATE	BASE RATE
I	Less than or equal to 0.25	200	60
II	Greater than 0.25 but less than or equal to 0.50	225	60
III	Greater than 0.50 but less than or equal to 0.75	250	60
IV	Greater than 0.75 but less than or equal to 1.00	275	85
V	Greater than 1.00 but less than or equal to 1.25	300	135
VI	Greater than 1.25	350	185

The Applicable Spread shall be adjusted quarterly on the date (each a “Rate Calculation Date”) that is five Business Days after the date on which Borrower provides the quarterly compliance certificate in accordance with the provisions of Section 11(g)(2) (each a “Certificate Delivery Date”); provided, that if either Borrower fails to provide the compliance certificate to Lender for any fiscal quarter as required by and within the time limits set forth in Section 11(g)(2), or a Default or an Event of Default occurs, then the Applicable Spread from the date of such failure or Default or Event of Default shall be based on row above entitled “Tier VI” until five Business Days after the appropriate compliance certificate is provided or until such Default or Event of Default is cured or waived, respectively, whereupon the Applicable Spread shall be determined by the then current ratio of Consolidated Funded Debt to Consolidated Net Worth.  Except to the extent otherwise provided above, each Applicable Spread shall be effective from one Rate Calculation Date until the next Rate Calculation Date.

2.9                                 Amended Section 4(e).  Section 4(e) of the Credit Agreement, entitled “Unused Commitment Fee,” is hereby amended and restated to read as follows:

(e)           Commitment Fee. In consideration of Lender remaining committed to fund the full amount of the Loan regardless of Borrower’s actual utilization of the entire commitment, Borrower shall pay to Lender a quarterly unused commitment fee (the “Unused Commitment Fee”) equal to quantity obtained by multiplying the average daily balance of the unfunded commitment during the quarter most recently ended by one half of one percent (0.50%) (the “Unused Commitment Fee Percentage”). The Unused Commitment Fee shall be paid to Lender on the first (1st) day of each calendar quarter with respect to the previous calendar quarter and on the Maturity Date with respect to the period from the last full calendar quarter through the Maturity Date. Commencing with the receipt of the quarterly financial statements of Borrower for the period ended June 30, 2009, the Unused Commitment Fee Percentage shall be adjusted in accordance with the performance pricing grid below based on Borrower’s Consolidated Funded Debt to Consolidated Net Worth Ratio:

Tier	Consolidated Funded Debt to Consolidated Net Worth Ratio Level	Unused Commitment Fee
I	Less than or equal to 0.25	.25%
II	Greater than 0.25 but less than or equal to 0.50	.25%
III	Greater than 0.50 but less than or equal to 0.75	.30%
IV	Greater than 0.75 but less than or equal to 1.00	.35%
V	Greater than 1.00 but less than or equal to 1.25	.40%
VI	Greater than 1.25	.50%

The Unused Commitment Fee Percentage shall be adjusted quarterly on the date (each a “Commitment Fee Calculation Date”) that is five Business Days after the date on which Borrower provides the quarterly compliance certificate in accordance with the provisions of Section 11(g)(2) (each a “Certificate Delivery Date”); provided, that if either Borrower fails to provide the compliance certificate to Lender for any fiscal quarter as required by and within the time limits set forth in Section 11(g)(2), or a Default or an Event of Default occurs, then the Unused Commitment Fee Percentage from the date of such failure or Default or Event of Default shall be based on row above entitled “Tier VI” until five Business Days after the appropriate compliance certificate is provided or until such Default or Event of Default is cured or waived, respectively, whereupon the Unused Commitment Fee Percentage shall be determined by the then current ratio of Consolidated Funded Debt to Consolidated Net Worth.  Except to the extent otherwise provided above, each Unused Commitment Fee Percentage shall be effective from one Commitment Fee Calculation Date until the next Commitment Fee Calculation Date.

3.                                       Representations and Warranties of Borrower.  Borrower represents, warrants and covenants to Lender that:

3.1                                 Borrower knows of no Default or Event of Default under the terms and conditions of the Loan Documents.

3.2                                 This Amendment constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.

3.3                                 The representations and warranties of Borrower set forth in Section 10 of the Credit Agreement are correct in all material respects as though made on and as of the date of this Amendment (provided, if a representation or warranty was made as of a specific date, such representation or warranty was true and correct in all material respects as of the date made).

3.4                                 Except as disclosed to Lender in draft financial statements provided for the period ending December 31, 2008, since the date of the last financial statements delivered by Borrower to Lender, there has been no material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to Lender to date.

3.5                                 There are no actions, suits, investigations or proceedings pending or to Borrower’s knowledge, threatened in any court or before any arbitrator or governmental authority that purport (x) to materially and adversely affect Borrower or any of its Subsidiaries, or (y) to affect any transaction contemplated hereby or the ability of Borrower to perform its obligations under the Loan Documents.

3.6                                 Borrower is in material compliance with all laws, including satisfaction of all tax obligations prior to delinquency.

3.7                                 Borrower is in compliance with all insurance requirements imposed upon Borrower under the Loan Documents.

3.8                                 Borrower is in compliance with the negative covenants set forth in Section 12 of the Credit Agreement, as amended herein.

4.                                       Representations and Warranties of Guarantors.  Each Guarantor by its signature below represents, warrants and covenants to Lender that:

4.1                                 Such Guarantor knows of no Default or Event of Default under the terms and conditions of the Loan Documents.

4.2                                 This Amendment constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.

4.3                                 Since the date of the last financial statements delivered by Borrower to Lender, there has been no material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of such Guarantor taken as a whole or in the facts and information regarding such Guarantor as represented to Lender to date.

4.4                                 There are no actions, suits, investigations or proceedings pending or to Borrower’s knowledge, threatened in any court or before any arbitrator or governmental authority that purport (x) to materially and adversely affect such Guarantor, or (y) to affect any transaction contemplated hereby or the ability of Guarantor to perform its obligations under the Loan Documents.

4.5                                 Such Guarantor is in material compliance with all laws, including satisfaction of all tax obligations prior to delinquency.

5.                                       Continuing Validity.  Except as expressly modified or changed by this Amendment, the terms of the Credit Agreement, the Note and all other related loan documents remain unchanged and in full force and effect. Consent by Lender to the changes described herein does not waive Lender’s right to strict performance of the terms and conditions contained in the Credit Agreement, the Note and all other loan and security documents as amended, nor obligate Lender to make future changes in terms. Nothing in this Amendment will constitute a satisfaction of the indebtedness represented by the Note.

6.                                       Release.  Borrower hereby releases, remises, acquits and forever discharges Lender and its employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (collectively, the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of delivery hereof, and in any way directly or indirectly arising out of or in any way connected to the Credit Agreement (collectively, the “Released Matters”).  Borrower acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

Without limiting the generality of the foregoing, Borrower hereby waives the provisions of any statute that prevents a general release from extending to claims unknown by the releasing party, including Section 1542 of the California Civil Code which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and Borrower may hereafter discover facts in addition to or different from those which Borrower presently knows or believes to be true, but that it is the intention of Borrower to hereby fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that Borrower relied upon in delivering this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that Borrower is not relying upon and has not relied upon any representation or statement made by Lender with respect to the facts underlying this release or with regard to Borrower’s rights or asserted rights.

This release may be pleaded as a full and complete defense and/ or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to Lender to enter into this Amendment and that Lender would not have done so but for Lender’s expectation that such release is valid and enforceable in all events.

7.                                       Enforceability.  Borrower represents, warrants and acknowledges that it has had the opportunity to consult with independent counsel regarding the legal effects of this Amendment, and that it is executing this Amendment of its own free will and accord, for the purposes and considerations set forth herein.  Borrower hereby acknowledges that this Amendment is binding and enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to the enforcement of creditor’s rights generally and by general equitable principles.  Any law or regulation that provides that the language of a contract shall be construed against the drafter shall not apply to this Amendment.

8.                                       Miscellaneous.

8.1                                 Borrower acknowledges and agrees that the execution and delivery by the Lender of this Amendment shall not be deemed to create a course of dealing or an obligation to execute similar amendments or substitutions of collateral under the same or similar circumstances in the future.

8.2                                 This Amendment shall be binding upon and inure to the benefit of the Borrower, and Lender and their respective successors and assigns.

8.3                                 This Amendment shall be governed by and construed in accordance with the laws of the State of California.

8.4                                 This Amendment contains the entire agreement of the parties hereto with reference to the matters discussed herein.

8.5                                 If any term or provision of this Amendment shall be deemed prohibited or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment, the Credit Agreement, the Note or any other Loan Documents or related documents.

8.6                                 This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  The manual signature of any party hereto that is transmitted to any other party or its counsel by facsimile or electronic transmission shall be deemed for all purposes to be an original signature.

IN WITNESS WHEREOF the parties have executed this Amendment on the date first above written.

THE UNDERSIGNED AGREE TO ALL THE TERMS AND CONDITIONS SET FORTH ABOVE.

BORROWER:

MAUI LAND & PINEAPPLE COMPANY, INC., a Hawaii corporation

By:	/s/ Robert I. Webber
Name:	Robert I. Webber
Title:	President & CEO

By:	/s/ Adele H. Sumida
Name:	Adele H. Sumida
Title:	Controller & Secretary

LENDER:

AMERICAN AGCREDIT, FLCA

By:	/s/ Gary Van Schuyver
Name:	Gary Van Schuyver
Title:	Vice President

THE SIGNATURES OF GUARANTORS APPEAR ON THE FOLLOWING PAGE.

GUARANTORS:

The undersigned Guarantors hereby consent to, ratify and approve the terms, covenants, conditions and provisions of the foregoing Amendment and agree that the guaranty(ies) executed by them shall be extended to include the obligations of the Borrower under the Credit Agreement as amended by this Amendment.

KAPALUA LAND COMPANY, LTD., a Hawaii corporation

By:	/s/ Robert I. Webber
Name:	Robert I. Webber
Title:	Executive Vice President

By:	/s/ Adele H. Sumida
Name:	Adele H. Sumida
Title:	Controller & Secretary

MAUI PINEAPPLE COMPANY, LTD., a Hawaii corporation

By:	/s/ Robert I. Webber
Name:	Robert I. Webber
Title:	Executive Vice President

By:	/s/ Adele H. Sumida
Name:	Adele H. Sumida
Title:	Controller & Secretary